For Immediate Release


Contact:       Hannah Burns      (212) 272-2395
               Maura Gaenzle     (212) 272-4445
               Ellen Glickman    (212) 272-8188


                         THE BEAR STEARNS COMPANIES INC.
                   REPORTS RECORD RESULTS FOR FISCAL YEAR 1998

                  4th Quarter Earnings from Operations up 46.9%
               to Record $1.67 before Special Charge; ROE at 29.6%

New York, New York -- July 21, 1998 -- The Bear Stearns Companies Inc. (NYSE:BSC) today announced record earnings for the company's fourth quarter and fiscal year 1998.

         Revenues, net of interest expense, for the fourth quarter of fiscal year 1998 were $1.2 billion, an increase of 26.9% over the $962.6 million reported for the fourth quarter a year ago. Revenues, net of interest expense, for the fiscal year ended June 30, 1998 were $4.3 billion, up 23.1% from last year's net revenues of $3.5 billion.

         Net income for the fourth quarter ended June 30, 1998 was $172.3 million, an increase of 5.8% from $162.9 million reported for the comparable quarter last year. Earnings per share for the fourth quarter increased 7.0% to $1.23 from $1.15 for the prior year's quarter. These results are net of a special charge of $108.0 million, or $0.44 per share, attributable to an increase in litigation reserves. Excluding the special charge, net income from operations was a record $239.3 million for the fourth fiscal quarter, up 46.9%, or $1.67 per share.

The fourth quarter results reflect a special charge of $108.0 million to increase litigation reserves in light of the recent jury verdict in the Daisy/Cadnetix case. The company believes the verdict was inappropriate and has filed post-trial motions seeking to set aside the verdict or, in the alternative, to substantially reduce the damages awarded. The company is considering all of its options, including an appeal if necessary.

         Net income for the fiscal year ended June 30, 1998 increased 7.7% to $660.4 million, from $613.3 million for the 12 months ended June 30, 1997. Earnings per share for fiscal year 1998 increased 9.5% to $4.60 from $4.20 for fiscal year 1997. Excluding the special charge, net income from operations for the fiscal year was also a record $727.5 million, up 18.6% from fiscal year 1997, or $5.04 per share.

         The annualized return on common stockholders' equity was 21.8% for the fourth quarter and 21.7% for the 1998 fiscal year. Excluding the special charge, the annualized return on common stockholders' equity was 29.6% for the fourth quarter and 23.8% for the 1998 fiscal year.

         "Business was outstanding throughout our fourth quarter, especially during the months of May and June," commented President and Chief Executive Officer James E. Cayne on Bear Stearns' record earnings. "The firm excelled in all major business segments, setting a number of new records. We were an advisor on the largest life sciences industry merger ever -- the $35.0 billion merger-of-equals between American Home Products Corporation and Monsanto Company; we senior managed the largest municipal financing ever -- the $3.5 billion revenue bond issue for Long Island Power Authority; and we lead managed three notable $1 billion-plus global debt offerings for Ford Motor Credit Company, General Motors Corporation and Federal-Mogul Corporation."

"We enjoyed record trading volumes during our fourth fiscal quarter. Despite the Asian economic crisis, we continued to find opportunities in the Far East, acting as sole global coordinator for the US $267.8 million initial public offering of Yanzhou Coal Mining Company Limited. Investor demand for equity underwritings remained strong during the quarter and Bear Stearns lead managed a number of offerings including an initial public offering for Young & Rubicam Inc., and follow-on offerings for Twinlab Corporation and United Stationers Inc."

         "We attribute the record results for the quarter and the fiscal year to strength in all of the firm's core businesses. We want to emphasize that high quality people are key to the firm's success. As we close another record year, we would like to recognize the employees at Bear Stearns who enabled us to achieve these outstanding earnings."

         Selected highlights from the fourth quarter and fiscal year 1998 results follow (comparisons are to prior-year periods):

         Investment banking revenues set new records, up 67.4% to $305.9 million for the fourth quarter and 51.0% to $1.0 billion for the fiscal year. These results reflected the continued strength in mergers and acquisitions, as well as very solid equity and high yield underwriting volumes.

         Commission revenues rose 19.1% to a record $232.7 million for the fourth quarter and 23.3% to a record $902.7 million for the fiscal year, attributable to the increased transaction volume of our institutional, clearing and Private Client Services customers.

         Principal transactions revenues reached new levels, increasing 11.9% to $492.2 million for the fourth quarter and 9.9% to $1.7 billion for the fiscal year, with record trading revenues from substantially all of the firm's fixed income and equity businesses, particularly derivatives.

         Net interest revenues also set new records, up 37.4% to $177.6 million for the fourth quarter and 27.6% to $647.1 million for the fiscal year, primarily reflecting the higher levels of customer margin and short selling activities.

Compensation as a percentage of net revenues for the fourth quarter was 46.1% versus 47.9% reported for the year-ago quarter, and was 48.6% for the 1998 fiscal year versus 49.0% for the 1997 fiscal year.

Quarterly Cash Dividends Declared

         The Board of Directors declared a regular quarterly cash dividend of 15 cents per share on the outstanding shares of common stock, payable August 28, 1998 to shareholders of record on August 14, 1998. The board also declared a quarterly cash dividend of 68.75 cents per share on the outstanding shares of adjustable rate cumulative preferred stock, payable October 15, 1998 to shareholders of record on September 30, 1998. In addition, the board declared a quarterly cash dividend of $3.075 per share on the outstanding shares of 6.15% cumulative preferred stock, which is equivalent to 76.875 cents per related depositary share, a quarterly cash dividend of $2.86 per share on the outstanding shares of 5.72% cumulative preferred stock, which is equivalent to
71.50 cents per related depositary share, and a quarterly cash dividend of $2.745 per share on the outstanding shares of 5.49% cumulative preferred stock, which is equivalent to 68.625 cents per related depositary share, all payable October 15, 1998 to shareholders of record on September 30, 1998.

         The Bear Stearns Companies Inc. is the parent company of Bear, Stearns & Co. Inc., a leading investment banking and securities trading and brokerage firm serving governments, corporations, institutions and individuals worldwide. The company's business includes corporate finance and mergers and acquisitions, institutional equities and fixed income sales and trading, private client services, derivatives, foreign exchange and futures sales and trading, asset management and custody services. Through Bear, Stearns Securities Corp., it offers professional and correspondent clearing, including securities lending. Headquartered in New York City, the company has approximately 9,200 employees located in domestic offices in Atlanta, Boston, Chicago, Dallas, Los Angeles and San Francisco; and an international presence in Beijing, Buenos Aires, Dublin, Geneva, Hong Kong, London, Lugano, Paris, Sao Paulo, Shanghai, Singapore and Tokyo. As of June 30, 1998 total capital, including stockholders' equity and long-term borrowings, was $18.3 billion. Book value as of June 30, 1998 was $23.86 per share, based on 151,631,589 shares outstanding. Book value reflects a $0.51 per share tax benefit associated with the June 30, 1998 distribution of
4.1 million shares from the Capital Accumulation Plan.

For more information on the company, please visit our site on the World Wide Web --www.bearstearns.com.


                          Financial Statements Attached


                                              THE BEAR STEARNS COMPANIES INC.
                                           CONSOLIDATED STATEMENTS OF INCOME
                                                        (UNAUDITED)

                                                    Three Months Ended                       Twelve Months Ended
                                           -------------------------------------    ---------------------------------------
                                              June 30,             June 30,            June 30,               June 30,
                                                1998                 1997                1998                   1997
                                           ---------------     -----------------    ----------------       ----------------
                                                                (In thousands, except per share data)
Revenues
     Commissions                         $        232,685   $       195,372      $      902,692      $         732,343
     Principal transactions                       492,214           439,865           1,726,982              1,571,332
     Investment banking                           305,875           182,711           1,001,494                663,249
     Interest and dividends                     1,202,524           939,900           4,285,595              3,058,452
     Other income                                  12,945            15,446              63,173                 51,902
                                          ---------------     -------------       -------------          -------------
        Total Revenues                          2,246,243         1,773,294           7,979,936              6,077,278
     Interest expense                           1,024,902           810,663           3,638,513              2,551,364
                                          ---------------     -------------       -------------          -------------
     Revenues, net of interest expense          1,221,341           962,631           4,341,423              3,525,914
                                          ---------------     -------------       -------------          -------------

Expenses
     Employee compensation and benefits           563,497           461,138           2,111,741              1,726,931
     Floor brokerage, exchange
        and clearance fees                         42,651            38,611             166,733                141,211
     Communications                                34,118            27,507             122,973                102,926
     Depreciation and amortization                 32,322            25,768             115,141                 89,719
     Occupancy                                     25,664            22,470             100,559                 88,419
     Advertising and market development            23,808            22,436              82,499                 69,765
     Data processing and equipment                 11,172            10,840              47,785                 36,620
     Special litigation provision                 108,000               -               108,000                    -
     Other expenses                               109,083            85,018             422,500                256,633
                                          ---------------    --------------       -------------          -------------
        Total expenses                            950,315           693,788           3,277,931              2,512,224
                                          ---------------    --------------       -------------          -------------
Income before provision for
     income taxes                                 271,026           268,843           1,063,492              1,013,690
Provision for income taxes                         98,756           105,955             403,063                400,360
                                          ---------------    --------------       -------------          -------------
Net income                               $        172,270   $       162,888      $      660,429        $       613,330
                                          ===============    ==============       =============          =============
Net income applicable to
     common shares                       $        162,232   $       156,954      $      629,417        $       589,497
                                          ===============    ==============       =============          =============
Earnings per share                       $           1.23   $          1.15      $         4.60        $          4.20
                                          ===============    ==============       =============          =============
Weighted average common and
     common equivalent shares
     outstanding                              148,355,621       144,842,307         150,980,825            147,847,885
                                          ===============    ==============       =============          =============
Cash dividends declared
     per common share (1)                $           0.15   $          0.15      $         0.60        $          0.58
                                          ===============     =============       =============          =============


(1) Adjusted for 5% stock dividend declared on January 29, 1997.


                             THE BEAR STEARNS COMPANIES INC.
                            CONSOLIDATED STATEMENTS OF INCOME
                                       (UNAUDITED)


                                                             Three Months Ended
                                                  -----------------------------------------
                                                          June 30,              March 27,
                                                            1998                  1998
                                                  ------------------   --------------------
                                                     (In thousands, except per share data)
Revenues
     Commissions                                   $        232,685        $       226,067
     Principal transactions                                 492,214                452,742
     Investment banking                                     305,875                197,407
     Interest and dividends                               1,202,524              1,037,202
     Other income                                            12,945                 14,203
                                                  -----------------        ---------------
         Total Revenues                                   2,246,243              1,927,621
     Interest expense                                     1,024,902                877,392
                                                  -----------------        ---------------
     Revenues, net of interest expense                    1,221,341              1,050,229
                                                  -----------------        ---------------

Expenses
     Employee compensation and benefits                     563,497                513,254
     Floor brokerage, exchange
         and clearance fees                                  42,651                 40,975
     Communications                                          34,118                 31,898
     Depreciation and amortization                           32,322                 29,375
     Occupancy                                               25,664                 25,962
     Advertising and market development                      23,808                 22,680
     Data processing and equipment                           11,172                 11,919
     Special litigation provision                           108,000                    -
     Other expenses                                         109,083                108,443
                                                  -----------------        ---------------
         Total expenses                                     950,315                784,506
                                                  -----------------        ---------------
Income before provision for
     income taxes                                           271,026                265,723
Provision for income taxes                                   98,756                 99,404
                                                  -----------------        ---------------
 Net income                                       $         172,270        $       166,319
                                                  =================        ================
Net income applicable to
     common shares                                $         162,232        $       157,193
                                                  =================        ===============
Earnings per share                                $            1.23        $          1.15
                                                  =================        ===============
Weighted average common and
     common equivalent shares
     outstanding                                        148,355,621            150,084,539
                                                  =================        ===============
Cash dividends declared
     per common share                              $           0.15        $          0.15
                                                  =================        ===============
